Exhibit 99.1

News Release

Contacts:	U.S. Well Services
Josh Shapiro, VP, Finance and Investor Relations
(832) 562-3730
IR@uswellservices.com

Dennard Lascar Investor Relations
Ken Dennard / Lisa Elliott
(713) 529-6600
USWS@dennardlascar.com

U.S. Well Services Announces Second Quarter 2020 Financial and Operational Results

HOUSTON – August 5, 2020 – U.S. Well Services, Inc. (the “Company”, “U.S. Well Services” or “we”) (NASDAQ: USWS) today reported second quarter 2020 financial and operational results.

Second Quarter 2020 Highlights

•	Averaged 3.4 fully-utilized fleets compared to 8.9 fully-utilized fleets during the first quarter of 2020
•	Total revenue of $39.8 million compared to $112.0 million in the first quarter of 2020
•	Net loss attributable to the Company of $18.1 million compared to net loss of $172.4 million in the first quarter of 2020
•	Adjusted EBITDA(1) of $8.5 million compared to $12.7 million in the first quarter of 2020
•	Reported annualized Adjusted EBITDA per fully-utilized fleet of $10.0 million compared to $4.3 million for the first quarter of 2020(2)
•	Total liquidity, consisting of cash and availability under the Company’s asset-backed revolving credit facility, was $13.4 million as of June 30, 2020

(1)	Each of Adjusted EBITDA and Adjusted EBITDA margin is a Non-GAAP financial measure. Please read “Non-GAAP Financial Measures.”

(2)	Adjusted EBITDA per fully-utilized fleet equivalent is defined as Adjusted EBITDA divided by the product of average active fleets during the quarter and the utilization rate for active fleets during the quarter.

“U.S. Well Services demonstrated its resiliency during the second quarter, posting solid results despite the unprecedented disruption of the global economy by the COVID-19 pandemic,” said Joel Broussard, President and CEO of U.S. Well Services. “Our performance this quarter is a testament to both the hard work and dedication of the U.S. Well Services team as well as the superior value proposition we offer to our customers.”

“We responded rapidly to the deterioration in U.S. completion activity by rightsizing our business and working to reduce costs across the board, and as such, we believe U.S. Well Services is well positioned to capitalize on any market recovery. Moreover, the utilization of our all-electric frac fleets during the second quarter far surpassed industry-wide utilization of conventional diesel-powered frac fleets, evidencing the continued demand for electric frac services. Our team will continue to be disciplined in evaluating opportunities to redeploy fleets on terms that offer attractive returns.”

Outlook

While commodity prices have improved significantly from trough pricing experienced following the global economic shutdown early in the second quarter of 2020, the recovery in completion activity for U.S. producers has only just begun. We expect demand for frac services to increase in the second half of 2020, but to remain muted relative to historical levels.

U.S. Well Services is well positioned to redeploy idled fleets in a recovering market environment, as customers high-grade their service providers to capitalize on best-in-class service quality, safety performance and technological innovation. The rationalization of the Company’s cost structure over the last two quarters provides U.S. Well Services with significant flexibility as well as an improved ability to generate profits amidst challenging market conditions.

Second Quarter 2020 Financial Summary

Revenue for the second quarter of 2020 decreased 64% to $39.8 million versus $112.0 million in the first quarter of 2020, driven by a sharp decrease in activity levels resulting from the COVID-19 pandemic. U.S. Well Services averaged 4.3 active fleets during the quarter, as compared to 10.7 for the first quarter of 2020. Utilization of the Company’s active fleets averaged 79% during the second quarter, resulting in a fully-utilized equivalent of 3.4 fleets. This compares to 84% utilization and a fully-utilized equivalent of 8.9 fleets for the first quarter of 2020.

Costs of services, excluding depreciation and amortization, for the second quarter of 2020 decreased to $29.0 million from $85.2 million during the first quarter of 2020, primarily as a result of reduced activity levels, continued customer self-sourcing of consumables and a benefit from the proactive cost cutting initiatives implemented by the Company beginning in the first quarter of 2020.

Selling, general and administrative expense (“SG&A”) decreased to $5.2 million in the second quarter of 2020 from $19.1 million in the first quarter of 2020. Excluding stock-based compensation and non-recurring transaction costs, SG&A in the second quarter of 2020 was $4.1 million compared to $8.4 million in the first quarter of 2020. This sequential decrease was primarily attributable to the reduction in compensation and professional fees.

Net loss attributable to the Company decreased sequentially to $18.1 million in the second quarter of 2020 from $172.4 million in the first quarter of 2020. Adjusted EBITDA decreased 34% in the second quarter of 2020 to $8.5 million from $12.7 million in the first quarter of 2020. Annualized Adjusted EBITDA per fully-utilized fleet was $10.0 million. Adjusted EBITDA margin increased to 21% from 11% in the first quarter of 2020.(1)

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Operational Highlights

U.S. Well Services exited the second quarter with 4 active frac fleets, of which three were new-generation electric fleets. Two of our fleets were working in the Appalachian Basin, one fleet was in the Eagle Ford and one fleet was in the Permian Basin. The Company recently redeployed a new-generation electric frac fleet to work for a previous customer in the Permian Basin, and now has all of its new-generation electric frac fleets working.

U.S. Well Services’ operating efficiency increased sequentially, with stage count per fully-utilized fleet increasing by approximately 2%, completing 1,957 frac stages during the second quarter of 2020, or 576 stages per fully-utilized fleet, as compared to 5,006 frac stages, or 562 stages per fully-utilized fleet, during the first quarter of 2020. Pumping hours per day decreased approximately 6% sequentially. USWS pumped for 3,158 hours during 267 frac days, as compared to 9,631 hours during 742 frac days in the first quarter of 2020.

U.S. Well Services continues to be the market leader in electric fracturing, with 14,667 electric fracturing stages completed since the deployment of our first Clean Fleet® in 2014. The Company continued to expand its intellectual property portfolio during the second quarter, and currently has 38 patents, with 149 patents pending.

Balance Sheet and Capital Spending

As of June 30, 2020, total liquidity was $13.4 million, consisting of $3.9 million of cash on the Company’s balance sheet and $9.5 million of availability under the Company’s asset-backed revolving credit facility, and net debt was $261.3 million.

Capital expenditures, on an accrual basis, were $4.0 million during the second quarter of 2020. The capital expenditures consisted of $0.5 million for growth initiatives and $3.5 million for maintenance capital expenditures, which equates to an annualized rate of $4.2 million per fully-utilized fleet.

Conference Call Information

The Company will host a conference call at 10:00 am Central / 11:00 am Eastern Time on Thursday, August 6, 2020 to discuss financial and operating results for the second quarter of 2020 and recent developments. This call will also be webcast and an investor presentation will be available on U.S. Well Services’ website at http://ir.uswellservices.com/events-and-presentations/events. To access the conference call, please dial 201-389-0872 and ask for the U.S. Well Services call at least 10 minutes prior to the start time or listen to the call live over the Internet by logging on to the Company’s website from the link above. A telephonic replay of the conference call will be available through August 13, 2020 and may be accessed by calling 201-612-7415 using passcode 13707596#.  A webcast archive will also be available at the link above shortly after the call and will be accessible for approximately 90 days.

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About U.S. Well Services, Inc.

U.S. Well Services, Inc. is a leading provider of hydraulic fracturing services and a market leader in electric fracture stimulation. The Company’s patented electric frac technology provides one of the first fully electric, mobile well stimulation systems powered by locally supplied natural gas including field gas sourced directly from the wellhead. The Company’s electric frac technology dramatically decreases emissions and sound pollution while generating exceptional operational efficiencies including significant customer fuel cost savings versus conventional diesel fleets. For more information visit: www.uswellservices.com. The information on our website is not part of this release.

Forward-Looking Statements

The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, availability under the Company’s credit facilities, benefits obtained from the Company’s strategic financing transactions, the Company’s financial position and liquidity, business strategy and objectives for future operations, results of discussions with potential customers, benefits obtained from the Company’s patent-pending PowerPath technology, potential new contract opportunities and planned deployment and operation of fleets, are forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “guidance,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” “target” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including those identified in this release or disclosed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Factors that could cause actual results to differ from the Company’s expectations include changes in market conditions, changes in commodity prices, changes in supply and demand for oil and gas, changes in demand for our services, availability of financing and capital, the Company’s liquidity, the Company’s compliance with covenants under its credit agreements, actions by customers and potential customers, geopolitical events, availability of equipment and personnel and other factors described in the Company’s public disclosures and filings with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K filed on March 5, 2020 and in our quarterly reports on Form 10-Q. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

- Tables to Follow -

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U.S. WELL SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and amounts in thousands except for active fleets and per share amounts)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2020	2019	2020	2020	2019

Statement of Operations Data:
Revenue	$39,837	$151,419	$112,035	$151,872	$291,190
Costs and expenses:
Cost of services (excluding depreciation and amortization)	29,011	107,369	85,153	114,165	217,048
Depreciation and amortization	17,358	40,322	32,008	49,366	78,165
Selling, general and administrative expenses	5,220	7,638	19,058	24,277	16,258
Impairment loss on long-lived assets	-	-	147,543	147,543	-
Loss on disposal of assets	853	4,003	4,244	5,097	10,908
Income (loss) from operations	(12,605)	(7,913)	(175,971)	(188,576)	(31,189)
Interest expense, net	(5,661)	(7,820)	(7,952)	(13,613)	(12,935)
Loss on extinguishment of debt	-	(12,558)	-	-	(12,558)
Other income	45	1,686	6	51	1,712
Loss before income taxes	(18,221)	(26,605)	(183,917)	(202,138)	(54,970)
Income tax expense	13	306	(750)	(737)	430
Net loss	(18,234)	(26,911)	(183,167)	(201,401)	(55,400)
Net loss attributable to noncontrolling interest	(97)	(5,432)	(10,800)	(10,897)	(11,649)
Net loss attributable to U.S. Well Services, Inc.	(18,137)	(21,479)	(172,367)	(190,504)	(43,751)
Dividends accrued on Series A preferred stock	(1,845)	(660)	(1,751)	(3,596)	(660)
Dividends accrued on Series B preferred stock	(666)	-	-	(666)	-
Deemed and imputed dividends on Series A preferred stock	(4,504)	(1,560)	(6,249)	(10,753)	(1,560)
Net loss attributable to U.S. Well Services, Inc. common stockholders	$(25,152)	$(23,699)	$(180,367)	$(205,519)	$(45,971)

Net lost attributable to U.S. Well Services, Inc. stockholders per common share:
Basic and diluted	(0.38)	(0.46)	(3.00)	(3.25)	(0.92)
Weighted average common shares outstanding:
Basic and diluted	65,011	49,846	58,620	61,815	48,631

Other Financial and Operational Data
Capital Expenditures (1)	3,993	87,645	23,302	27,295	242,756
Adjusted EBITDA (2)	8,466	42,584	12,748	21,214	70,568
Average Active Fleets	4.3	11.3	10.7	7.5	11.2

(1) Capital expenditures presented above are shown on an accrual basis, including capital expenditures in accounts payable, accrued liabilities and under equipment financing arrangements.

(2) Adjusted EBITDA is a Non-GAAP Financial Measure. See the tables entitled "Reconciliation and Calculation of Non-GAAP Financial and Operational Measures" below.

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U.S. WELL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, amounts in thousands except share and per share amounts)

	June 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,423	$33,794
Restricted cash	519	7,610
Accounts receivable (net of allowance for doubtful accounts of $9,000 and $22 as of June 30, 2020 and December 31, 2019, respectively)	38,459	79,542
Inventory, net	7,779	9,052
Prepaids and other current assets	9,590	13,332
Total current assets	59,770	143,330
Property and equipment, net	258,729	441,610
Intangible assets, net	13,937	21,826
Goodwill	4,971	4,971
Deferred financing costs, net	1,425	1,045
TOTAL ASSETS	$338,832	$612,782
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$48,427	$70,170
Accrued expenses and other current liabilities	13,075	40,481
Notes payable	3,959	8,068
Current portion of long-term equipment financing	3,424	5,564
Current portion of long-term capital lease obligation	7,658	10,474
Current portion of long-term debt	-	6,250
Total current liabilities	76,543	141,007
Long-term equipment financing	11,129	10,501
Long-term debt	239,065	274,391
Other long-term liabilities	1,332	215
TOTAL LIABILITIES	328,069	426,114

MEZZANINE EQUITY
Series A Redeemable Convertible Preferred Stock, par value $0.0001 per share; 55,000 shares authorizes, issued and outstanding as of June 30, 2020 and December 31, 2019; aggregate liquidation preference of $62,646 and $59,050 as of June 30, 2020 and December 31, 2019, respectively	53,277	38,928

Series B Redeemable Convertible Preferred Stock, par value $0.0001 per share; 22,050 shares authorized, issued and outstanding as of June 30, 2020; aggregate liquidation preference of $22,716 as of June 30, 2020	21,312	-

STOCKHOLDERS' EQUITY (DEFICIT)
Class A Common Stock, par value of $0.0001 per share; 400,000,000 shares authorized; 68,361,213 shares and 62,857,624 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	7	5
Class B Common Stock, par value of $0.0001 per share; 20,000,000 shares authorized; 5,014,897 shares and 5,500,692 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	-	1
Additional paid in capital	237,872	248,302
Accumulated deficit	(301,705)	(111,201)
Total stockholders' equity (deficit) attributable to U.S. Well Services, Inc.	(63,826)	137,107
Noncontrolling interest	-	10,633
Total Stockholders' Equity (Deficit)	(63,826)	147,740
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY (DEFICIT)	$338,832	$612,782

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U.S. WELL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2020 AND 2020
(unaudited and amounts in thousands)

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(201,401)	$(55,400)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	49,366	78,165
Impairment of long-lived assets	147,543	-
Provision for losses on accounts receivable	9,031	285
Loss on disposal of assets	5,097	10,908
Share-based compensation expense	3,481	3,366
Loss on extinguishment of debt	-	12,558
Other noncash items	2,331	1,855
Changes in working capital	6,065	(37,726)
Net cash provided by operating activities	21,513	14,011
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(40,756)	(144,889)
Proceeds from sale of property and equipment	15,036	-
Net cash used in investing activities	(25,720)	(144,889)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of revolving credit facility	11,250	49,025
Repayments of revolving credit facility	(33,381)	(65,000)
Proceeds from issuance of long-term debt	-	285,000
Repayments of long-term debt	(2,500)	(75,000)
Loss on extinguishment of debt	-	(6,560)
Repayments of note payable	(4,109)	(4,387)
Repayments of amounts under equipment financing	(1,513)	(63,186)
Principal payments under finance lease obligation	(2,816)	(8,389)
Proceeds from issuance of preferred stock and warrants, net	19,875	54,524
Deferred financing costs	(20,061)	(13,451)
Net cash provided (used) by financing activities	(33,255)	152,576
Net increase (decrease) in cash and cash equivalents and restricted cash	(37,462)	21,698
Cash and cash equivalents and restricted cash, beginning of period	41,404	30,036
Cash and cash equivalents and restricted cash, end of period	$3,942	$51,734

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Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. The Company believes, however, that certain non-GAAP performance measures allow external users of its consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate its operating performance and compare the results of its operations from period to period and against the Company’s peers without regard to the Company’s financing methods, hedging positions or capital structure. Additionally, the Company believes the use of certain non-GAAP measures highlights trends in the Company’s business that may not otherwise be apparent when relying solely on GAAP measures.

Reconciliation of Net Income to Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered as a substitute for net income (loss), operating income (loss) or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of the Company’s profitability or liquidity. The Company’s management believes EBITDA and Adjusted EBITDA are useful because they allow external users of its consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate the Company’s operating performance, compare the results of its operations from period to period and against the Company’s peers without regard to the Company’s financing methods, hedging positions or capital structure and because it highlights trends in the Company’s business that may not otherwise be apparent when relying solely on GAAP measures. The Company believes EBITDA and Adjusted EBITDA are important supplemental measures of its performance that are frequently used by others in evaluating companies in its industry. Because EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income (loss) and may vary among companies, the EBITDA and Adjusted EBITDA that the Company presents may not be comparable to similarly titled measures of other companies.

The Company defines EBITDA as earnings before interest, income taxes, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA excluding the following: loss on disposal of assets; share-based compensation; impairments; and other items that the Company believes to be non-recurring in nature. The Company defines Adjusted EBITDA margin as Adjusted EBITDA as a percentage of Revenue.

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U.S. WELL SERVICES, INC.

RECONCILIATION OF NET INCOME (GAAP) TO EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(unaudited, amounts in thousands)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2020	2019	2020	2020	2019
Net loss	$(18,234)	$(26,911)	$(183,167)	$(201,401)	$(55,400)
Interest expense, net	5,661	7,820	7,952	13,613	12,935
Income tax expense	13	306	(750)	(737)	430
Depreciation and amortization	17,358	40,322	32,008	49,366	78,165
EBITDA	4,798	21,537	(143,957)	(139,159)	36,130
Loss on disposal of assets (a)	853	4,003	4,244	5,097	10,908
Share based compensation (b)	1,403	2,307	2,078	3,481	3,366
Impairment loss (c)	-	-	147,543	147,543	-
Fleet start-up, relocation and reactivation costs (d)	573	3,170	-	573	7,162
Restructuring and transaction related costs (e)	-	303	-	-	1,738
Severance and Business Restructuring (f)	839	-	2,840	3,679	-
Loss on extinguishment of debt (g)	-	12,558	-	-	12,558
Fleet 6 fire (h)	-	(1,294)	-	-	(1,294)
Adjusted EBITDA	$8,466	$42,584	$12,748	$21,214	$70,568

(a) Represents net losses on the disposal of property and equipment.

(b) Represents non-cash share-based compensation.

(c) Represents non-cash impairment charge on long-lived assets

(d) Represents costs related to the start-up, relocation and / or reactivation of hydraulic fracturing fleets.

(e) Represents third-party professional fees and other costs including costs related to financing transactions, the capital restructuring and the potential sale of U.S. Well Services, LLC.

(f) Represents severance and restructuring cost related to reductions in force and facility closures

(g) Represents costs related to debt extinguishment.

(h) Represents insurance reimbursement of costs related to a fleet fire previously reported as an add-back.

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